Exhibit 10.7

AMENDMENT TO CONSULTING aGREEMENT

This Fourth Amendment (the “Fourth Amendment”) by and between RenovoRx, Inc. (the “Company”) and Ramtin Agah (“Consultant”) (together, the “Parties”) amends the Consulting Agreement by and between the Parties dated January 1, 2018 (“Consulting Agreement”), as amended by the Second Amendment to the Consulting Agreement, effective August 1, 2019 (the “Second Amendment”), and the Third Amendment to the Consulting Agreement, effective November 11, 2021 (the “Third Amendment”, and together with the Second Amendment (as amended by the Third Amendment) and the Consulting Agreement, the “Agreement”). This Amendment is entered into as of January 25, 2022 (“Amendment Effective Date”).

1. Amendment to Statement of Work. The following replaces and supersedes Section 2.1 of the SOW.

2.1 Base Consulting Fee. Effective January 1, 2022, the Company will pay Consultant a monthly consulting fee of $24,083.33 (“Base Consulting Fee”), based on Consultant spending no less than 24 hours per week on Company matters (the “Allocated Time”). If Consultant’s Allocated Time decreases, the Company may, in its discretion, proportionally adjust the Base Consulting Fee. Consultant agrees that any such reduction in the Base Consulting Fee will not constitute “Good Reason” or any similar definition or concept in any agreement, contract, or arrangement between Consultant and the Company notwithstanding any language to the contrary in any such agreement, contract, or arrangement, nor serves as a trigger for any related benefits.

2. Miscellaneous

A. Full Force and Effect. To the extent not expressly amended hereby, the Agreement, shall remain in full force and effect.

B. Entire Agreement. This Fourth Amendment, together with the Agreement, constitutes the full and entire understanding and agreement between Company and Consultant with respect to the subjects hereof and thereof.

C. No Oral Modification. No modification of or amendment to this Fourth Amendment (or the Agreement) will be effective unless in a writing signed by Consultant and an authorized signatory of the Company.

Company		Consultant:

By:	/s/ Shaun R. Bagai	By:	/s/ Ramtin Agah

Name:	Shaun R. Bagai	Name:	Ramtin Agah, MD

Title:	Chief Executive Officer	Title:	Chief Medical Officer

Date:	January 25, 2022	Date:	January 25, 2022